Exhibit 10.39

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

SOGOU INC.

THE COMPANIES LAW (REVISED)

EXEMPT COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

SOGOU INC.

1.	The name of the company is SOGOU INC. (the “Company”).

2.	The Registered office of the Company shall be at the offices of Offshore Incorporations (Cayman) Limited, Scotia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman KY1-1112, Cayman Islands.

3.

Subject to the following provisions of this Amended and Restated Memorandum of Association (as from time to time amended, this “Memorandum”), the objects for which the Company is established are unrestricted and shall include, but without limitation:

(a)

To carry on the business of an investment company and to act as promoters and entrepreneurs and to carry on business as financiers, capitalists, concessionaires, merchants, brokers, traders, dealers, agents, importers and exporters and to undertake and carry on and execute all kinds of investment, financial, commercial, mercantile, trading and other operations.

(b)

To carry on whether as principals, agents or otherwise howsoever the business of realtors, developers, consultants, estate agents or managers, builders, contractors, engineers, manufacturers, dealers in or vendors of all types of property including services.

(c)

To exercise and enforce all rights and powers conferred by or incidental to the ownership of any shares, stock, obligations or other securities including without prejudice to the generality of the foregoing all such powers of veto or control as may be conferred by virtue of the holding by the Company of some special proportion of the issued or nominal amount thereof, to provide managerial and other executive, supervisory and consultant services for or in relation to any company in which the Company is interested upon such terms as may be thought fit.

(d)

To purchase or otherwise acquire, to sell, exchange, surrender, lease, mortgage, charge, convert, turn to account, dispose of and deal with real and personal property and rights of all kinds and, in particular, mortgages, debentures, produce, concessions, options, contracts, patents, annuities, licenses, stocks, shares, bonds, policies, book debts, business concerns, undertakings, claims, privileges and choses in action of all kinds.

(e)

To subscribe for, conditionally or unconditionally, to underwrite, issue on commission or otherwise, take, hold, deal in and convert stocks, shares and securities of all kinds and to enter into partnership or into any arrangement for sharing profits, reciprocal concessions or cooperation with any person or company and to promote and aid in promoting, to constitute, form or organize any company, syndicate or partnership of any kind, for the purpose of acquiring and undertaking any property and liabilities of the Company or of advancing, directly or indirectly, the objects of the Company or for any other purpose which the Company may think expedient.

(f)

To stand surety for or to guarantee, support or secure the performance of all or any of the obligations of any person, firm or company whether or not related or affiliated to the Company in any manner and whether by personal covenant or by mortgage, charge or lien upon the whole or any part of the undertaking, property and assets of the Company, both present and future, including its uncalled capital or by any such method and whether or not the Company shall receive valuable consideration thereof.

(g)

To engage in or carry on any other lawful trade, business or enterprise which may at any time appear to the Directors of the Company capable of being conveniently carried on in conjunction with any of the aforementioned businesses or activities or which may appear to the Directors or the Company likely to be profitable to the Company.

In the interpretation of this Memorandum in general and of this paragraph 3 in particular, no object, business or power specified or mentioned shall be limited or restricted by reference to or inference from any other object, business or power, or the name of the Company, or by the juxtaposition of two or more objects, businesses or powers and that, in the event of any ambiguity in this paragraph 3 or elsewhere in this Memorandum, the same shall be resolved by such interpretation and construction as will widen and enlarge and not restrict the objects, businesses and powers of and exercisable by the Company.

4.

Subject to the following provisions of this Memorandum, the Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by Section 27(2) of The Companies Law (Revised).

5.	Nothing in this Memorandum shall permit the Company to carry on a business for which a license is required under the laws of the Cayman Islands unless duly licensed.

6.

The Company shall not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this clause shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

7.	The liability of each member is limited to the amount from time to time unpaid on such member’s shares.

8.	The authorized share capital of the Company is US$316,800 made up of 316,800,000 shares divided into:

(a)	240,000,000 ordinary shares with a par value of US$0.001 each “Ordinary Share”; and

(b)	76,800,000 preferred shares with a par value of US$0.001 each “Preferred Share”, all of which are designated “Series A Preferred Shares”.

with power for the Company insofar as is permitted by law to redeem or purchase any of its shares and to increase or reduce the share capital and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that, unless the conditions of issue otherwise expressly declare, every issue of shares whether stated to be preference or otherwise shall be subject to the powers hereinbefore contained.

9.	The Company may exercise the power contained in The Companies Law (Revised) to deregister in the Cayman Islands and be registered by way of continuation in another jurisdiction.

10. The shares of the Company shall have the following rights and restrictions:

(A)

Rights, Preferences and Restrictions of the Series A Preferred Shares. The rights, preferences and restrictions granted to and imposed on the Series A Preferred Shares are as set forth below in this paragraph 10(A); provided, that for purpose of this Memorandum, the following terms shall have the meanings set forth below:

“Group Companies” means, collectively, the Company, Sogou (BVI) Limited, a company duly incorporated and existing under the laws of British Virgin Islands, Sogou Hong Kong Limited, a company duly incorporated and existing under the laws of the Hong Kong Special Administrative Region, Beijing Sogou Technology Development Co., Ltd. (北京搜狗科技发展有限公司), a limited liability company duly organized and existing under the laws of the People’s Republic of China, Sogou Information, together with each Subsidiary of the aforementioned entities, and each Person (other than a natural person) that is, directly or indirectly, Controlled by any of the foregoing, including but not limited to each joint venture in which any of the foregoing holds more than fifty percent (50%) of the voting power.

“Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person. The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

“Majority Holder” means any Person that is (i) a direct or indirect holder of a majority of the beneficial interests of the Company and (ii) able to consolidate the financial statements of the Company with such Person’s financial statements under generally accepted accounting principles in the United States.

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

“Requisite Approval” means the approval of the board of directors or equivalent managing body of all Majority Holders.

“Sogou Information” means Beijing Sogou Information Service Co., Ltd. (北京搜狗科信息服务有限公司), a limited liability company duly organized and existing under the laws of the People’s Republic of China, or any successor to such company.

“Subsidiary” means, with respect to any specified Person, any other Person Controlled by the specified Person, directly or indirectly, whether through contractual arrangements or through ownership of equity securities, voting power or registered capital. For the avoidance of the doubt, a “variable interest entity” controlled by another entity shall be deemed a Subsidiary of that other entity.

(1) Dividend Rights. From and after the date of the issuance of any Series A Preferred Shares, dividends at the rate per annum of US$0.0375 per share shall accrue on such Series A Preferred Shares (subject to appropriate adjustment in the event of any share dividend, share split, combination or other similar recapitalization with respect to the Series A Preferred Shares) (the “Accruing Dividends”). Accruing Dividends shall accrue from day to day, whether or not declared; provided however, that such Accruing Dividends shall be payable only as set forth in the following sentence of this paragraph 10(A)(1) or in paragraph 10(A)(2). The Company shall not declare, pay or set aside any dividends on the Ordinary Shares of the Company (other than dividends on Ordinary Shares payable in Ordinary Shares) or, if applicable, any other shares of capital of the Company (whether in cash, in property, or in any other equity securities of the Company) unless (in addition to the obtaining of any consents required elsewhere in this Memorandum) the holders of the Series A Preferred Shares then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding Series A Preferred Share in an amount at least equal to the sum of (i) the amount of the aggregate Accruing Dividends then accrued on such Series A Preferred Share and not previously paid and (ii) (A) in the case of a dividend on Ordinary Shares or any class or series that is convertible into Ordinary Shares, that dividend per Series A Preferred Share as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Ordinary Shares and (2) the number of Ordinary Shares issuable upon conversion of a Series A Preferred Share, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Ordinary Shares, at a rate per Series A Preferred Share determined by (1) dividing the amount of the dividend payable on each share of such class or series of share capital by the original issuance price of such class or series of share capital (subject to appropriate adjustment in the event of any share dividend, share split, combination or other similar recapitalization with respect to such class or series) and (2) multiplying such fraction by an amount equal to the Series A Original Issue Price (as defined below); provided that, if the Company declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of share capital of the Company, the dividend payable to the holders of Series A Preferred Shares pursuant to this paragraph 10(A)(1) shall be calculated based upon the dividend on the class or series of share capital that would result in the highest Series A Preferred Share dividend. The “Series A Original Issue Price” shall mean US$0.625 per share, subject to appropriate adjustment in the event of any share dividend, share split, combination or other similar recapitalization with respect to the Series A Preferred Shares.

(2) Liquidation Rights.

(a) Payments to Holders of Series A Preferred Shares. In the event of any Liquidation Event (as defined below), the holders of Series A Preferred Shares then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its members before any payment is made to the holders of Ordinary Shares by reason of their ownership thereof, an amount per share equal to the greater of (i) the Series A Original Issue Price multiplied by one-point-three (1.3), plus any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon or (ii) such amount per share as would have been payable had all Series A Preferred Shares been converted into Ordinary Shares pursuant to paragraph 10(A)(4) immediately prior to such Liquidation Event and the assets of the Company available for distribution to its members are distributed to its members ratably on the basis of the number of Ordinary Shares that each member holds. If upon any such Liquidation Event, the assets of the Company available for distribution to its members are insufficient to pay the holders of Series A Preferred Shares the full amount to which they are entitled under this paragraph 10(A)(2)(a), the holders of Series A Preferred Shares shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(b) Payments to Holders of Ordinary Shares. In the event of any Liquidation Event, after the payment of all preferential amounts required to be paid to the holders of Series A Preferred Shares, the remaining assets of the Company available for distribution to its members shall be distributed among the holders of Ordinary Shares, pro rata based on the number of shares held by each such holder; provided, however, for purposes of this paragraph 10(A)(2)(b), in the case of a Liquidation Event described in paragraphs 10(A)(2)(c)(i)(B), 10(A)(2)(c)(i)(C) and 10(A)(2)(c)(i)(D) of the definition of Liquidation Event, “the remaining assets of the Company available for distribution” will refer only to those assets available from such Liquidation Event, unless the Board and, to the extent required hereunder or by the law of the Caymans Islands, the Company’s shareholder, have affirmatively determined that the Company should be liquidated completely.

(c) Reorganization or Merger.

(i) For purposes of this paragraph 10(A), each of the following events shall be considered a “Liquidation Event” unless the holders of at least a majority of the then outstanding Series A Preferred Shares, voting as a separate class on an as-converted basis, elect otherwise by written notice sent to the Company at least ten (10) days prior to the effective date of any such event:

(A) a voluntary or involuntary liquidation, dissolution or winding up of the Company;

(B) a merger or consolidation (in each case, authorized by the Requisite Approval), in which (I) the Company is a constituent party or (II) another Group Company is a constituent party and the Company issues shares pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or another Group Company in which the shares of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the share capital of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation (provided that, for the purpose of this paragraph 10(A)(2)(c)(i), all Ordinary Shares issuable upon exercise of Options (as defined below) outstanding immediately prior to such merger or consolidation or upon conversion of Convertible Securities (as defined below) outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding Ordinary Shares are converted or exchanged);

(C) the sale, lease, transfer, license or other disposition, in a single transaction or series of related transactions, by the Company and/or any other Group Company of all or substantially all the assets of the Company and the other Group Companies taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more Group Companies if substantially all of the assets of the Company and the other Group Companies taken as a whole are held by such Group Company or Group Companies, except where such sale, lease, transfer, license or other disposition is to a wholly owned Subsidiary of the Company. For the avoidance of doubt, the license to any Person other than a Group Company of any technologies or intellectual properties of the Company or any of the other Group Companies that (I) is necessary for the conduct of the business of the Group Companies and (II) is not in ordinary course of business and consistent with past practice will be deemed a “Liquidation Event”; or

(D) the sale, exchange or transfer by the Company’s members of direct or indirect voting control of the Company or of any other material Group Companies, in a single transaction or series of related transactions; provided, that the sale, exchange or transfer by the holders of voting securities of any Majority Holder of voting control of such Majority Holder will not be considered a Liquidation Event.

(ii) In any such Liquidation Event, if the consideration received by the Company or its members is other than cash, its value will be deemed its fair market value determined in good faith by the Board of Directors of the Company (including at least one (1) Series A Director, if any) at the closing of such Liquidation Event. Any securities shall be valued as follows:

(A) Securities not subject to investment letter or other similar restrictions on free marketability covered by (B) below:

(I) if traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the twenty (20) trading-day period ending three (3) trading days prior to the closing of such Liquidation Event;

(II) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the twenty (20) trading-day period ending three (3) trading days prior to the closing of such Liquidation Event; and

(III) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Company; provided, that the holders of Series A Preferred shall be informed of such determination at least twenty (20) days prior to the consummation of such Liquidation Event, and any holder of Series A Preferred may challenge such determination by delivery of written notice to the Company no later than fifteen (15) days after receipt of notice from the Company of the Board’s determination. In the event that any holder of Series A Preferred delivers challenges such determination within such period, the final valuation shall be determined in accordance with clause 10(A)(2)(c)(ii)(C) below.

(B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a member’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A)(I), (II) or (III) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors of the Company; provided, that the holders of Series A Preferred shall be informed of such determination at least twenty (20) days prior to the consummation of such Liquidation Event, and any holder of Series A Preferred may challenge such determination by delivery of written notice to the Company no later than fifteen (15) days after receipt of notice from the Company of the Board’s determination. In the event that any holder of Series A Preferred delivers challenges such determination within such period, the final valuation shall be determined in accordance with clause 10(A)(2)(c)(ii)(C) below.

(C) In the event that any holder of Series A Preferred challenges a Board determination of fair market value pursuant to clause 10(A)(2)(c)(ii)(A) or (B) above, such determination shall be made by an internationally recognized appraisal company selected by the Board of Directors of the Company (including at least one (1) Series A Director), with the cost of such appraisal to be borne fifty percent (50%) by the Company and fifty percent (50%) by the holder(s) of Series A Preferred that challenged such Board determination.

(iii) In the event the requirements of this paragraph 10(A)(2) are not complied with, the Company shall forthwith either:

(A) cause the closing of such Liquidation Event to be postponed until such time as the requirements of this paragraph 10(A)(2) have been complied with; or

(B) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series A Preferred Shares shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in paragraph 10(A)(2)(c)(iv) below.

(iv) The Company shall give each holder of record of Series A Preferred Shares written notice of such impending Liquidation Event not later than twenty (20) days prior to the members’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction, and the Company shall thereafter give such holders prompt notice of any material changes related thereto. The transaction shall in no event take place sooner than twenty (20) days after the Company has given the first notice provided for herein or sooner than ten (10) days after the Company has given notice of any material changes provided for herein; provided, however, that such periods may be shortened or waived upon the written consent of the holders of Series A Preferred Shares that represent at least a majority of the voting power, if any, of all then outstanding Series A Preferred Shares (voting together as a separate class and on an as-converted basis).

(3) Redemption. The Series A Preferred Shares are not redeemable at the option of the holder.

(4) Optional Conversion. The holders of the Series A Preferred Shares shall have conversion rights as follows (the “Conversion Rights”):

(a) Right to Convert.

(i) Conversion Ratio. Each Series A Preferred Share shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable Ordinary Shares as is determined by dividing the Series A Original Issue Price by the Series A Conversion Price (as defined below) in effect at the time of conversion. The “Series A Conversion Price” shall initially be equal to US$0.625. Such initial Series A Conversion Price, and the rate at which Series A Preferred Shares may be converted into Ordinary Shares, shall be subject to adjustment as provided below.

(ii) Termination of Conversion Rights. In the event of a Liquidation Event, the holders of Series A Preferred Shares shall not be entitled to exercise their Conversion Rights after the close of business on the last full business day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series A Preferred Shares; provided, that such holders will have the right to exercise such Conversion Rights thereafter if all distributions such holders are entitled to on such event have not been distributed within five (5) calendar days thereafter.

(b) Fractional Shares. No fractional Ordinary Shares will be issued upon conversion of the Series A Preferred Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the fair market value of an Ordinary Share as determined in good faith by the Board of Directors of the Company. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of Series A Preferred Shares the holder is at the time converting into Ordinary Shares and the aggregate number of Ordinary Shares issuable upon such conversion.

(c) Mechanics of Conversion.

(i) Notice of Conversion. In order for a holder of Series A Preferred Shares to voluntarily convert Series A Preferred Shares into Ordinary Shares, such holder shall surrender the certificate or certificates for such Series A Preferred Shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series A Preferred Shares (or at the principal office of the Company if the Company serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the Series A Preferred Shares represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for Ordinary Shares to be issued. If required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Company if the Company serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the Ordinary Shares issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Company shall, as soon as practicable after the Conversion Time, (i) issue and deliver to such holder of Series A Preferred Shares, or to his, her or its nominees, a certificate or certificates for the number of full Ordinary Shares issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the Series A Preferred Shares represented by the surrendered certificate that were not converted into Ordinary Shares, (ii) pay in cash such amount as provided in paragraph 10(A)(4)(b) in lieu of any fraction of an Ordinary Share otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends (but not any undeclared Accruing Dividends) on the Series A Preferred Shares converted.

(ii) Reservation of Shares. The Company shall at all times when the Series A Preferred Shares are outstanding, reserve and keep available out of its authorized but unissued capital shares, for the purpose of effecting the conversion of the Series A Preferred Shares, such number of its duly authorized Ordinary Shares as from time to time is sufficient to effect the conversion of all outstanding Series A Preferred Shares; and if at any time the number of authorized but unissued Ordinary Shares is not sufficient to effect the conversion of all then outstanding Series A Preferred Shares, the Company shall take such corporate action as may be necessary to increase its authorized but unissued Ordinary Shares to such number of shares as is sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite member approval of any necessary amendment to this Memorandum or the Articles of Association of the Company. Before taking any action which would cause an adjustment reducing the Series A Conversion Price below the then par value of the Ordinary Shares issuable upon conversion of the Series A Preferred Shares, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Ordinary Shares at such adjusted Series A Conversion Price.

(iii) Effect of Conversion. All Series A Preferred Shares which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive Ordinary Shares in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in paragraph 10(A)(4)(b) and to receive payment of any dividends declared but unpaid thereon (but not any undeclared Accruing Dividends). Any Series A Preferred Shares so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Company may thereafter take such appropriate action (without the need for member action) as may be necessary to reduce the authorized number of Series A Preferred Shares accordingly.

(iv) No Further Adjustment. Upon any such conversion, no adjustment to the Series A Conversion Price shall be made for any declared but unpaid dividends on the Series A Preferred Shares surrendered for conversion or on the Ordinary Shares delivered upon conversion.

(v) Taxes. The Company shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of Ordinary Shares upon conversion of Series A Preferred Shares pursuant to this paragraph 10(A)(4). The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of Ordinary Shares in a name other than that in which the Series A Preferred Shares so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

(d) Adjustments to Series A Conversion Price for Diluting Issues.

(i) Special Definitions. For purposes of this paragraph 10(A)(4), the following definitions shall apply:

(A) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Ordinary Shares or Convertible Securities.

(B) “Series A Original Issue Date” shall mean the date on which the first Series A Preferred Share was issued.

(C) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Ordinary Shares, but excluding Options.

(D) “Additional Ordinary Shares” shall mean all Ordinary Shares issued (or, pursuant to paragraph 10(A)(4)(d)(iii) below, deemed to be issued) by the Company after the Series A Original Issue Date, other than (1) the following Ordinary Shares and (2) Ordinary Shares deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(I)	Ordinary Shares, Options or Convertible Securities issued as a dividend or distribution on Series A Preferred Shares;

(II)

Ordinary Shares, Options or Convertible Securities issued by reason of a dividend, share split, split-up or other distribution on Ordinary Shares that is covered by paragraph 10(A)(4)(e), 10(A)(4)(f), 10(A)(4)(g) or 10(A)(4)(h);

(III)

up to 24,000,000 Ordinary Shares (as adjusted for stock splits, dividends, combinations, recapitalizations and the like after the filing date hereof), or Options with respect to such Ordinary Shares, issued to employees or directors of, or consultants or advisors to, the Company or any other Group Company pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Company and in accordance with paragraph 10(A)(6)(d);or

(IV)

Ordinary Shares or Convertible Securities actually issued upon the exercise of Options or Ordinary Shares actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security; and provided further that such Option or Convertible Security was an Exempted Security when granted or issued; or

(ii) Reserved.

(iii) Deemed Issue of Additional Ordinary Shares.

(A) If the Company at any time or from time to time after the Series A Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of Ordinary Shares (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Ordinary Shares issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(B) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series A Conversion Price pursuant to the terms of paragraph 10(A)(4)(d)(iv), are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of Ordinary Shares issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Company upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series A Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series A Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this paragraph 10(A)(4)(d)(iii)(B) shall have the effect of increasing the Series A Conversion Price to an amount which exceeds the lower of (i) the Series A Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Series A Conversion Price that would have resulted from any issuances of Additional Ordinary Shares (other than deemed issuances of Additional Ordinary Shares as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(C) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Series A Conversion Price pursuant to the terms of paragraph 10(A)(4)(d)(iv) (either because the consideration per share (determined pursuant to paragraph 10(A)(4)(d)(v)) of the Additional Ordinary Shares subject thereto was equal to or greater than the Series A Conversion Price then in effect, or because such Option or Convertible Security was issued before the Series A Original Issue Date), are revised after the Series A Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of Ordinary Shares issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Ordinary Shares subject thereto (determined in the manner provided in paragraph 10(A)(4)(d)(iii)(A)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(D) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series A Conversion Price pursuant to the terms of paragraph 10(A)(4)(d)(iv), the Series A Conversion Price shall be readjusted to such Series A Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(E) If the number of Ordinary Shares issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series A Conversion Price provided for in this paragraph 10(A)(4)(d)(iii) shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (B) and (C) of this paragraph 10(A)(4)(d)(iii)). If the number of Ordinary Shares issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Series A Conversion Price that would result under the terms of this paragraph 10(A)(4)(d)(iii) at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Series A Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

(iv) Adjustment of Series A Conversion Price Upon Issuance of Additional Ordinary Shares. In the event the Company shall at any time after the Series A Original Issue Date issue Additional Ordinary Shares (including Additional Ordinary Shares deemed to be issued pursuant to paragraph 10(A)(4)(d)(iii)), without consideration or for a consideration per share less than the Series A Conversion Price in effect immediately prior to such issue, then the Series A Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(A) “CP2” shall mean the Series A Conversion Price in effect immediately after such issue of Additional Ordinary Shares;

(B) “CP1” shall mean the Series A Conversion Price in effect immediately prior to such issue of Additional Ordinary Shares;

(C) “A” shall mean the number of Ordinary Shares outstanding immediately prior to such issue of Additional Ordinary Shares (treating for this purpose as outstanding (I) up to 24,000,000 Ordinary Shares (as adjusted for stock splits, dividends, combinations, recapitalizations and the like after the filing date hereof) reserved for issuance to employees or directors of, or consultants or advisors to, the Company or any other Group Company pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Company and in accordance with paragraph 10(A)(6)(d) and (II) all Ordinary Shares issuable upon conversion or exchange of Convertible Securities (including the Series A Preferred Shares) outstanding immediately prior to such issue);

(D) “B” shall mean the number of Ordinary Shares that would have been issued if such Additional Ordinary Shares had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP1); and

(E) “C” shall mean the number of such Additional Ordinary Shares issued in such transaction.

(v) Determination of Consideration. For purposes of this paragraph 10(A)(4)(d), the consideration received by the Company for the issue of any Additional Ordinary Shares shall be computed as follows:

(A) Cash and Property. Such consideration shall:

(I)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company, excluding amounts paid or payable for accrued interest;

(II)

insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Company (including at least one (1) Series A Director, if any); and

(III)

in the event Additional Ordinary Shares are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors of the Company (including at least one (1) Series A Director, if any).

(B) Options and Convertible Securities. The consideration per share received by the Company for Additional Ordinary Shares deemed to have been issued pursuant to paragraph 10(A)(4)(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing (I) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (II) the maximum number of Ordinary Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

(vi) Multiple Closing Dates. In the event the Company shall issue on more than one date Additional Ordinary Shares that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series A Conversion Price pursuant to the terms of paragraph 10(A)(4)(d)(iv), and such issuance dates occur within a period of no more than 90 days from the first such issuance to the final such issuance, then, upon the final such issuance, the Series A Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

(e) Adjustment for Share Splits and Combinations. If the Company shall at any time or from time to time after the Series A Original Issue Date effect a subdivision of the outstanding Ordinary Shares, the Series A Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of Ordinary Shares issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of Ordinary Shares outstanding. If the Company shall at any time or from time to time after the Series A Original Issue Date combine the outstanding Ordinary Shares, the Series A Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of Ordinary Shares issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of Ordinary Shares outstanding. Any adjustment under this paragraph 10(A)(4)(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(f) Adjustment for Certain Dividends and Distributions. In the event the Company at any time or from time to time after the Series A Original Issue Date shall make or issue, or fix a record date for the determination of holders of Ordinary Shares entitled to receive, a dividend or other distribution payable on the Ordinary Shares in additional Ordinary Shares, then and in each such event the Series A Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price then in effect by a fraction:

(i) the numerator of which shall be the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(ii) the denominator of which shall be the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Ordinary Shares issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (A) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price shall be adjusted pursuant to this paragraph 10(A)(4)(f) as of the time of actual payment of such dividends or distributions; and (B) that no such adjustment shall be made if the holders of Series A Preferred Shares simultaneously receive a dividend or other distribution of Ordinary Shares in a number equal to the number of Ordinary Shares as they would have received if all outstanding Series A Preferred Shares had been converted into Ordinary Shares on the date of such event.

(g) Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the Series A Original Issue Date shall make or issue, or fix a record date for the determination of holders of Ordinary Shares entitled to receive, a dividend or other distribution payable in securities of the Company (other than a distribution of Ordinary Shares in respect of outstanding Ordinary Shares) or in other property and the provisions of paragraph 10(A)(1) do not apply to such dividend or distribution, then and in each such event the holders of Series A Preferred Shares shall receive, simultaneously with the distribution to the holders of Ordinary Shares, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding Series A Preferred Shares had been converted into Ordinary Shares on the date of such event.

(h) Adjustment for Merger or Reorganization, etc. Subject to the provisions of paragraph 10(A)(2)(c), if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which the Ordinary Shares (but not the Series A Preferred Shares) are converted into or exchanged for securities, cash or other property (other than a transaction covered by paragraph 10(A)(4)(e), 10(A)(4)(f) or 10(A)(4)(g)), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each Series A Preferred Share shall thereafter be convertible in lieu of the Ordinary Shares into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of Ordinary Shares issuable upon conversion of one Series A Preferred Share immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions in this paragraph 10(A)(4) with respect to the rights and interests thereafter of the holders of the Series A Preferred Shares, to the end that the provisions set forth in this paragraph 10(A)(4) (including provisions with respect to changes in and other adjustments of the Series A Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series A Preferred Shares.

(i) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to this paragraph 10(A)(4), the Company at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Shares a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series A Preferred Shares are convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, as promptly as reasonably practicable after the written request at any time of any holder of Series A Preferred Shares (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series A Conversion Price then in effect, and (ii) the number of Ordinary Shares and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series A Preferred Shares.

(j) Notice of Record Date. In the event:

(i) the Company shall take a record of the holders of Ordinary Shares (or other share capital or securities at the time issuable upon conversion of the Series A Preferred Shares) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of share capital of any class or any other securities, or to receive any other security; or

(ii) of any capital reorganization of the Company, any reclassification of the Ordinary Shares, or any Liquidation Event,

then, and in each such case, the Company will send or cause to be sent to the holders of the Series A Preferred Shares a notice specifying, as the case may be, (A) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (B) the effective date on which such reorganization, reclassification or Liquidation Event is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Ordinary Shares (or such other share capital or securities at the time issuable upon the conversion of the Series A Preferred Shares) shall be entitled to exchange their Ordinary Shares (or such other share capital or securities) for securities or other property deliverable upon such reorganization, reclassification or Liquidation Event, and the amount per share and character of such exchange applicable to the Series A Preferred Shares and the Ordinary Shares. Subject to the provisions of paragraph 10(A)(2)(c), such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.

(5) Mandatory Conversion.

(a) Trigger Events. Upon either (i) the closing of the sale of Ordinary Shares (including American Depositary Receipts representing such shares) in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, provided that (A) such offering results in gross cash proceeds to the Company (before underwriting discounts, commissions and fees) of at least US$100,000,000 and (B) the market capitalization of the Company immediately prior to such public offering (determined based on the per share value equal to the minimum amount of the price range set forth in the preliminary prospectus with respect to such offering) is at least US$600,000,000, or (ii) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least a majority of the then outstanding Series A Preferred Shares voting as a separate class on an as-converted basis (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), (A) all outstanding Series A Preferred Shares shall automatically be converted into Ordinary Shares, at the then effective Series A Conversion Price and (B) such shares may not be reissued by the Company.

(b) Procedural Requirements. All holders of record of Series A Preferred Shares shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such Series A Preferred Shares pursuant to this paragraph 10(A)(5) no less than ten (10) days in advance of the Mandatory Conversion Time. Upon receipt of such notice, each holder of Series A Preferred Shares shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate) to the Company at the place designated in such notice. If so required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Series A Preferred Shares converted pursuant to paragraph 10(A)(5)(a), including the rights, if any, to receive notices and vote (other than as a holder of Ordinary Shares), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this paragraph 10(A)(5)(b). As soon as practicable after the Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Series A Preferred Shares, the Company shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full Ordinary Shares issuable on such conversion in accordance with the provisions hereof, together with cash as provided in paragraph 10(A)(4)(b) in lieu of any fraction of an Ordinary Share otherwise issuable upon such conversion and the payment of any declared but unpaid dividends (but not any undeclared Accruing Dividends) on the Series A Preferred Shares converted. Such converted Series A Preferred Shares shall be retired and cancelled and may not be reissued as shares of such series, and the Company may thereafter take such appropriate action (without the need for member action) as may be necessary to reduce the authorized number of Series A Preferred Shares accordingly.

(6) Voting Rights.

(a) General Voting Rights. Subject to paragraph 10(A)(6)(c), on any matter presented to the members of the Company for their action or consideration at any meeting of members of the Company (or by written consent of members in lieu of meeting), each holder of the then outstanding Series A Preferred Shares shall be entitled to cast the number of votes equal to the number of Ordinary Shares into which the Series A Preferred Shares held by such holder are convertible as of the record date for determining members entitled to vote on such matter. Except as provided by law or by the other provisions of this Memorandum or the Articles of Association of the Company, holders of Series A Preferred Shares shall vote together with the holders of Ordinary Shares as a single class.

(b) Designation of Directors. The Board of Directors of the Company shall consist of five (5) directors. The holders of record of the Series A Preferred Shares, exclusively and as a separate class, shall be entitled to designate two (2) directors of the Company (the “Series A Directors”) and the holders of record of the Ordinary Shares, exclusively and as a separate class, shall be entitled to designate three (3) directors of the Company. Any director designated as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of share capital entitled to designate such director or directors, given either at a special meeting of such members duly called for that purpose or pursuant to a written consent of members. If the holders of Series A Preferred Shares or Ordinary Shares, as the case may be, fail to designate a sufficient number of directors to fill all directorships for which they are entitled to designate directors, voting exclusively and as a separate class, pursuant to the first sentence of this paragraph 10(A)(6)(b), then any directorship not so filled shall remain vacant until such time as the holders of the Series A Preferred Shares or Ordinary Shares, as the case may be, designate a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by members of the Company other than by the members of the Company that are entitled to designate a person to fill such directorship, voting exclusively and as a separate class. At any meeting held for the purpose of designating a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to designate such director shall constitute a quorum for the purpose of designating such director.

(c) Series A Preferred Shares Protective Provisions. At any time when Series A Preferred Shares are outstanding, neither the Company nor any of the other Group Companies shall, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or this Memorandum or the Articles of Association of the Company) the written consent or affirmative vote of the holders of at least a majority of the then outstanding Series A Preferred Shares (including, for so long as Alibaba holds at least thirty percent (30%) of the then outstanding Series A Preferred Shares, the written consent or affirmative vote of Alibaba), given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:

(i) effect any Liquidation Event, or consent to any Liquidation Event;

(ii) amend, alter or repeal any provision of the Memorandum of Association or the Articles of Association of the Company in a manner that adversely affects the powers, preferences or rights of the Series A Preferred Shares;

(iii) create, or authorize the creation of, or issue or obligate itself to issue shares of (by reclassification or otherwise), any additional class or series of share capital unless the same have rights, powers, preferences or privileges junior to the Series A Preferred Shares;

(iv) increase or decrease the authorized number of Ordinary Shares, Series A Preferred Shares, or the authorized share capital of the Company, or increase or decrease the share capital of any other Group Company if the proportional record or beneficial ownership of such other Group Company would change as a result of such increase or decrease ;

(v) (A) reclassify, alter or amend any existing security of the Company that is pari passu with the Series A Preferred Shares in respect of the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series A Preferred Shares in respect of any such right, preference or privilege, or (B) reclassify, alter or amend any existing security of the Company that is junior to the Series A Preferred Shares in respect of the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series A Preferred Shares in respect of any such right, preference or privilege;

(vi) pay, set aside or declare a distribution or dividend with respect to any of the share or other equity interest in any Group Company;

(vii) purchase or redeem (or payment into or setting aside for a sinking fund for such purpose) any shares of any Group Company other than repurchases of shares from former employees, officers, directors, consultants or other persons who performed services for the Company or any other Group Company in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof;

(viii) create, or authorize the creation of, or issue, or authorize the issuance of any debt security or guaranty of indebtedness other than trade debt facilities;

(ix) approve any stock option plan or other employee share incentive plan of any Group Company;

(x) amend or alter the business scope of any Group Company, or approve the entry into new lines of business or exit from any current lines of business by any Group Company; or

(xi) change the capital structure of any Group Company if the proportional record or beneficial ownership of such other Group Company would change as a result of such change;

(xii) alter or amend any term of any agreement between Sogou Information and any other Group Company or between any holder of equity securities of Sogou Information and any other Group Company, other than a renewal of any term of such agreement;

(xiii) any transfer or issuance of equity interests of Sogou Information other than to an individual that (i) owns at least one percent (1%) of the then outstanding voting securities of the Company (assuming for such purposes the conversion or exercise of convertible or exercisable securities, options, warrants or other similar rights held by such individual) and (ii) has been employed by one or more Group Companies for at least two (2) years as a manager of such Group Company(ies), or in any other position with responsibilities at a level higher than manager; or

(xiii) agree or commit to any of the foregoing.

(d) Approval by the Board of Directors. At any time when Series A Preferred Shares are outstanding, neither the Company nor any of the other Group Companies shall, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or this Memorandum or the Articles of Association of the Company) the written consent or affirmative vote of a majority of the Board of Directors:

(i) authorize any merger, consolidation of, or joint venture or other business combination with another entity by any Group Company;

(ii) to make any loan or advance (other than trade credit given in the ordinary course of business) to, or guarantee any indebtedness of, any other corporation, partnership or other entities;

(iii) to enter into or be a party to any transaction with any director, officer, employee or holder of equity securities of any Group Company or any “associate” (as defined in Rule 12b-2 promulgated under the United States Securities Exchange Act of 1934, as amended) of any such person except for transactions made in the ordinary course of business and pursuant to reasonable requirements of the Company’s business and upon fair and reasonable terms that are approved by a majority of the Board of Directors including the Series A Director designated by Alibaba;

(iv) sell, transfer, license out, pledge or encumber technology or intellectual property of any Group Company, other than licenses granted in the ordinary course of business;

(v) create any liens over assets of any Group Company;

(vi) purchase any real property by any Group Company;

(vii) invest in or acquire another entity, or any assets, business, business organization or division of another entity in an amount in excess of US$1,000,000 (in a single transaction or a series of related transactions), or form any new subsidiary of any Group Company;

(viii) commence, terminate or settle any litigation or arbitration in which the amount in dispute is or could reasonably be expected to exceed US$250,000;

(ix) select the underwriters or listing exchange, or approve the valuation or any material terms and conditions for an initial public offering;

(x) select or change the external auditor, or make any material changes to the accounting policies or change the financial year of any Group Company;

(xi) authorize or issue any grants under any stock option plan or other employee share incentive plan of any Group Company; or

(xii) agree or commit to any of the foregoing.

(7) Additional Rights. All other rights attaching thereto by virtue of this Memorandum and the Articles of Association.

B.

Rights, Preferences and Restrictions of Ordinary Shares. The rights, preferences, privileges and restrictions granted to and imposed on the Ordinary Shares are as set forth below in this paragraph 10(B).

(1) Dividend Rights. Subject to the prior rights of holders of all classes of shares at the time outstanding having prior rights as to dividends, the holders of the Ordinary Shares shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Company legally available therefor, any dividends as may be declared from time to time by the Board of Directors as provided in paragraph 10(A)(1) hereof.

(2) Liquidation Rights. Upon the liquidation, dissolution or winding up of the Company, the assets of the Company shall be distributed as provided in paragraph 10(A)(2) hereof.

(3) Redemption. The Ordinary Shares are not redeemable at the option of the holder.

(4) Voting Rights. The holders of the Ordinary Shares are entitled to one (1) vote for each Ordinary Share held at all meetings of members (and written actions in lieu of meetings).

(5) Additional Rights. All other rights attaching thereto by virtue of this Memorandum and the Articles of Association.

11.

Subject to the provisions of paragraph 10(A)(6) if at any time the authorized capital is divided into different classes or series of shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of that class or series) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of not less than three-fourths of the issued shares of that class or series and of the holders of not less than three-fourths of the issued shares of any other class or series of shares which may be affected by such variation.

12.

Without prejudice to the provisions of paragraph 10(A)(6) the rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

13.	The meanings of words not expressly defined in this Memorandum are as defined in the Articles of Association of the Company.

Amended and Restated Articles of Association

THE COMPANIES LAW (REVISED)

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

SOGOU INC.

(Amended and restated by special resolution dated 18 October 2010)

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

SOGOU INC.

(Amended and restated by special resolution dated 18 October 2010)

Table A

The regulations in Table A in the First Schedule to the Law (as defined below) do not apply to the Company.

INTERPRETATION

Definitions

In these Articles, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

Alternate Director	an alternate director appointed in accordance with these Articles;

Articles	these Amended and Restated Articles of Association as altered from time to time;

Auditor	includes an individual or partnership;

Board	the board of directors appointed or elected pursuant to these Articles and acting at a meeting of directors at which there is a quorum or by written resolution in accordance with these Articles;

Company	the company for which these Articles are approved and confirmed;

Director	a director, including a sole director, for the time being of the Company and shall include an Alternate Director;

Law	The Companies Law of the Cayman Islands and every modification, reenactment or revision thereof for the time being in force;

Member

the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons, as the context so requires;

Memorandum or	The Memorandum of Association of the Company or Memorandum of as originally framed or as from time to time Association amended;

month	calendar month;

notice	written notice as further provided in these Articles unless otherwise specifically stated;

Officer	any person appointed by the Board to hold an office in the Company;

ordinary resolution	a resolution passed at a general meeting (or, if so specified, a meeting of Members holding a class of shares) of the Company by, or by written resolution of, a simple majority of the votes cast;

paid-up	paid-up or credited as paid-up;

Register of Directors	the register of directors and officers referred to in and Officers these Articles;

Register of Members	the register of Members referred to in these Articles;

Registered Office	the registered office for the time being of the Company;

Seal	the common seal or any official or duplicate seal of the Company;

Secretary

the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the Secretary;

Series A Preferred Shares	Series A Preferred Shares, par value US$0.001 per share, of the Company;

Series A Directors	the directors designated by the holders of Series A Preferred Shares pursuant to paragraph 10(A)(6)(b) of the Memorandum;

share	includes a fraction of a share;

special resolution

a resolution passed by a majority of not less than two-thirds of Members present and voting in person or by proxy at a general meeting (or, if so specified, a meeting of Members holding a class of shares) of the Company, or by written consent of all of the Members entitled to vote at a general meeting of members, as provided in the Law;

written resolution	a resolution passed in accordance with Article 35 or 60; and

year	calendar year.

In these Articles, where not inconsistent with the context:

words denoting the plural number include the singular number and vice versa;

words denoting the masculine gender include the feminine and neuter genders;

words importing persons include companies, associations or bodies of persons whether corporate or not;

the word

“may” shall be construed as permissive; and

“shall” shall be construed as imperative;

a reference to statutory provision shall be deemed to include any amendment or re-enactment thereof; and

unless otherwise provided herein, words or expressions defined in the Law shall bear the same meaning in these Articles.

In these Articles expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

Headings used in these Articles are for convenience only and are not to be used or relied upon in the construction hereof.

SHARES

Power to Issue Shares

Subject to these Articles, the Memorandum and any resolution of the Members to the contrary, and without prejudice to any special rights conferred on the holders of any existing shares or class of shares, the Board shall have the power to issue any unissued shares of the Company on such terms and conditions as it may determine and any shares or class of shares (including the issue or grant of options, warrants and other rights, renounceable or otherwise in respect of shares) may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital, or otherwise as the Company may by resolution of the Members prescribe, provided that no share shall be issued at a discount except in accordance with the Law.

Redemption and Purchase of Shares

Subject to the Law and to the extent authorized by the Memorandum, the Company is authorized to issue shares which are to be redeemed or are liable to be redeemed at the option of the Company or a Member.

The Company is hereby authorized to make payments in respect of the redemption of its shares out of capital or out of any other account or fund which can be authorized for this purpose in accordance with the Law.

The redemption price of a redeemable share, or the method of calculation thereof, shall be fixed by the Directors at or before the time of issue.

Every share certificate representing a redeemable share shall indicate that the share is redeemable.

Subject to the law, and with the sanction of an ordinary resolution authorizing the manner and terms of purchase, the Directors may on behalf of the Company purchase any share in the Company (including a redeemable share) by agreement with the holder or pursuant to the terms of the issue of the share and may make payments in respect of such purchase in accordance with the law.

The redemption price may be paid in any manner authorized by these Articles for the payment of dividends.

Except as otherwise provided in the Memorandum, a delay in payment of the redemption price shall not affect the redemption but, in the case of a delay of more than thirty days, interest shall be paid for the period from the due date until actual payment at a rate which the Directors, after due enquiry, estimate to be representative of the rates being offered by Class A banks in the Cayman Islands for thirty day deposits in the same currency.

The Directors may exercise as they think fit the powers conferred on the Company by Section 37(5) of the Law (payment out of capital) but only if and to the extent that the redemption could not otherwise be made (or not without making a fresh issue of shares for this purpose).

Subject as aforesaid, the Directors may determine, as they think fit all questions that may arise concerning the manner in which the redemption of the shares shall or may be effected.

No share may be redeemed unless it is fully paid-up.

Rights Attaching to Shares

Subject to the provisions of these Articles, the Memorandum and any resolution of the Members to the contrary and without prejudice to any special rights conferred thereby on the holders of any other shares or class of shares, the share capital of the Company shall be divided into shares of a single class the holders of which shall:

be entitled to one vote per share;

be entitled to such dividends as the Board may from time to time declare;

in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganization or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

generally be entitled to enjoy all of the rights attaching to shares.

Calls on Shares

The Board may make such calls as it thinks fit upon the Members in respect of any monies (whether in respect of nominal value or premium) unpaid on the shares allotted to or held by such Members and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The Board may differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

The Company may accept from any Member the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up.

The Company may make arrangements on the issue of shares for a difference between the Members in the amounts and times of payments of calls on their shares.

Joint and Several Liability to Pay Calls

The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

Forfeiture of Shares

If a Member fails to pay any call or installment of a call or to make any payment required by the terms of issue on the day appointed for payment thereof, the Board may, at any time thereafter during such time as any part of the call, installment or payment remains unpaid, give notice requiring payment of so much of the call, installment or payment as is unpaid, together with any interest which may have accrued and all expenses that have been incurred by the Company by reason of such non-payment. Such notice shall name a day (not earlier than the expiration of fourteen days from the date of giving of the notice) on or before which the payment required by the notice is to be made, and shall state that, in the event of non-payment at or before the time appointed the shares in respect of which such notice was given will be liable to be forfeited.

If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine. Without limiting the generality of the foregoing, the disposal may take place by sale, repurchase, redemption or any other method of disposal permitted by and consistent with these Articles and the Law.

A Member whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

The Board may accept the surrender of any shares which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

Share Certificates

Every Member shall be entitled to a certificate under the seal of the Company (or a facsimile thereof) specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, how much has been paid thereon. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

If any share certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid, or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

Share certificates may not be issued in bearer form.

Fractional Shares

Except as otherwise provided in the Memorandum, the Company may issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.

REGISTRATION OF SHARES

Register of Members

The Board shall cause to be kept in one or more books a Register of Members which may be kept outside the Cayman Islands at such place as the Directors shall appoint and shall enter therein the following particulars:

the name and address of each Member, the number, and (where appropriate) the class of shares held by such Member and the amount paid or agreed to be considered as paid on such shares;

the date on which each person was entered in the Register of Members; and

the date on which any person ceased to be a Member.

Registered Holder Absolute Owner

The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognize any equitable claim or other claim to, or interest in, such share on the part of any other person.

No person shall be entitled to recognition by the Company as holding any share upon any trust and the Company shall not be bound by, or be compelled in any way to recognize, (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any other right in respect of any share except an absolute right to the entirety of the share in the holder. If, notwithstanding this Article, notice of any trust is at the holder’s request entered in the Register of Members or on a share certificate in respect of a share, then, except as aforesaid:

such notice shall be deemed to be solely for the holder’s convenience;

the Company shall not be required in any way to recognize any beneficiary, or the beneficiary, of the trust as having an interest in the share or shares concerned;

the Company shall not be concerned with the trust in any way, as to the identity or powers of the trustees, the validity, purposes or terms of the trust, the question of whether anything done in relation to the shares may amount to a breach of trust or otherwise; and

the holder shall keep the Company fully indemnified against any liability or expense which may be incurred or suffered as a direct or indirect consequence of the Company entering notice of the trust in the Register of Members or on a share certificate and continuing to recognize the holder as having an absolute right to the entirely of the share or shares concerned.

Transfer of Registered Shares

The instrument of transfer of any share shall be in writing and shall be executed by or on behalf of the transferor and the transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register in respect thereof.

Such instrument of transfer shall be signed by or on behalf of the transferor and transferee, provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

The Board may refuse to recognize any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

The joint holders of any share may transfer such share to one or more of such joint holders, and the surviving holder or holders of any share previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

Transmission of Registered Shares

In case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognized by the Company as having any title to his interest in the shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any shares which had been held by him solely or jointly with other persons.

Any person becoming entitled to a share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Board and subject as hereinafter provided, elect either to be registered himself as holder of the share or to make such transfer of the share to such other person nominated by him as the deceased or bankrupt person could have made and to have such person registered as the transferee thereof, but the Board shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that Member before his death or bankruptcy as the case may be. If the person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

A person becoming entitled to a share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company, except that the Board may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within ninety days the Board may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

ALTERATION OF SHARE CAPITAL

Power to Alter Capital

Subject to the Law and the provisions of the Memorandum, the Company may from time to time by ordinary resolution alter the conditions of its Memorandum to increase its share capital by new shares of such amount as it thinks expedient or, if the Company has shares without par value, increase its share capital by such number of shares without nominal or par value, or increase the aggregate consideration for which its shares may be issued, as it thinks expedient.

Subject to the Law and the provisions of the Memorandum, the Company may from time to time by ordinary resolution alter the conditions of its Memorandum of Association to:

consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

subdivide its shares or any of them into shares of an amount smaller than that fixed by the Memorandum of Association; or

cancel shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled or, in the case of shares without par value, diminish the number of shares into which its capital is divided.

For the avoidance of doubt it is declared that paragraph 14.2(a) and (b) above do not apply if at any time the shares of the Company have no par value.

Subject to the Law and the provisions of the Memorandum, the Company may from time to time by special resolution reduce its share capital in any way or, subject to Article 74, alter any conditions of its Memorandum of Association relating to share capital.

Variation of Rights Attaching to Shares

Except as otherwise provided in the Memorandum, if, at any time, the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

DIVIDENDS AND CAPITALISATION

Dividends

The Board may, subject to these Articles, the Memorandum and any direction of the Company in general meeting, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets. No unpaid dividend shall bear interest as against the Company.

Dividends may be declared and paid out of profits of the Company, realised or unrealised, or from any reserve set aside from profits which the Directors determine is no longer needed, or not in the same amount. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorised for this purpose in accordance with the Law.

With the sanction of an ordinary resolution of the Company and subject to the provisions of the Memorandum, the Directors may determine that a dividend shall be paid wholly or partly by the distribution of specific assets (which may consist of the shares or securities of any other company) and may settle all questions concerning such distribution. Without limiting the foregoing generality, the Directors may fix the value of such specific assets, may determine that cash payments shall be made to some Members in lieu of specific assets and may vest any such specific assets in trustees on such terms as the Directors think fit.

Except as otherwise provided in the Memorandum, the Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.

Except as otherwise provided in the Memorandum, the Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company. No unpaid distribution shall bear interest as against the Company.

The Board may fix any date as the record date for determining the Members entitled to receive any dividend or other distribution, but, unless so fixed, the record date shall be the date of the Directors’ resolution declaring same.

Power to Set Aside Profits

The Board may, before declaring a dividend, set aside out of the surplus or profits of the Company, such sum as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other purpose. Pending application, such sums may be employed in the business of the Company or invested, and need not be kept separate from other assets of the Company. The Directors may also, without placing the same to reserve, carry forward any profit which they decide not to distribute.

Subject to any direction from the Company in general meeting, the Directors may on behalf of the Company exercise all the powers and options conferred on the Company by the Law in regard to the Company’s share premium account.

Method of Payment

Any dividend, interest, or other monies payable in cash in respect of the shares may be paid by cheque or draft sent through the post directed to the Member at such Member’s address in the Register of Members, or to such person and to such address as the holder may in writing direct.

In the case of joint holders of shares, any dividend, interest or other monies payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the address of the holder first named in the Register of Members, or to such person and to such address as the joint holders may in writing direct. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

The Board may deduct from the dividends or distributions payable to any Member all monies due from such Member to the Company on account of calls or otherwise.

Capitalisation

The Board may resolve to capitalise any sum for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members.

The Board may resolve to capitalise any sum for the time being standing to the credit of a reserve account or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid or nil paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.

MEETINGS OF MEMBERS

Annual General Meetings

The Company may in each year hold a general meeting as its annual general meeting. The annual general meeting of the Company may be held at such time and place as the Chairman or any two Directors or any Director and the Secretary or the Board shall appoint.

Extraordinary General Meetings

General meetings other than annual general meetings shall be called extraordinary general meetings.

The Chairman or any two Directors or any Director and the Secretary or the Board may convene an extraordinary general meeting of the Company whenever in their judgment such a meeting is necessary.

(Reserved)

Notice

At least ten days’ notice of an annual general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, place and time at which the meeting is to be held and if different, the record date for determining Members entitled to attend and vote at the general meeting, and, as far as practicable, the other business to be conducted at the meeting.

At least ten days’ notice of an extraordinary general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, place and time at which the meeting is to be held and the general nature of the business to be considered at the meeting.

The Board may fix any date as the record date for determining the Members entitled to receive notice of and to vote at any general meeting of the Company but, unless so fixed, as regards the entitlement to receive notice of a meeting or notice of any other matter, the record date shall be the date of despatch of the notice and, as regards the entitlement to vote at a meeting, and any adjournment thereof, the record date shall be the date of the original meeting.

A general meeting of the Company shall, notwithstanding that it is called on shorter notice than that specified in these Articles, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) in the case of an extraordinary general meeting, by seventy-five percent of the Members entitled to attend and vote thereat.

The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

Giving Notice

A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member’s address in the Register of Members or to such other address given for the purpose. For the purposes of this Article, a notice may be sent by letter mail, courier service, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible form.

Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

Any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile, electronic mail, or such other method as the case may be.

Postponement of General Meeting

The Board may postpone any general meeting called in accordance with the provisions of these Articles provided that notice of postponement is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each member in accordance with the provisions of these Articles.

Participating in Meetings by Telephone

Members may participate in any general meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

Quorum at General Meetings

At any general meeting of the Company two or more persons present in person and representing in person or by proxy in excess of 50% of the total issued voting shares in the Company throughout the meeting (including at least a majority of the then outstanding Series A Preferred Shares) shall form a quorum for the transaction of business, provided that if the Company shall at any time have, only one Member, one Member present in person or by proxy shall form a quorum for the transaction of business at any general meeting of the Company held during such time.

If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Board may determine.

Chairman to Preside

Unless otherwise agreed by a majority of those attending and entitled to vote thereat, the Chairman, if there be one, shall act as chairman at all meetings of the Members at which such person is present. In his absence a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

Voting on Resolutions

Subject to the provisions of the Law, the Memorandum and these Articles, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the provisions of these Articles and in the case of an equality of votes the resolution shall fail.

No Member shall be entitled to vote at a general meeting unless such Member has paid all the calls on all shares held by such Member.

At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to the provisions of these Articles, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his hand.

At any general meeting if an amendment shall be proposed to any resolution under consideration and the chairman of the meeting shall rule on whether the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to the provisions of these Articles, be conclusive evidence of that fact.

Power to Demand a Vote on a Poll

Notwithstanding the foregoing, a poll may be demanded by the Chairman or at least one Member.

Where a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted by ballot as described herein, or in the case of a general meeting at which one or more Members are present by telephone, in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands. A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

A poll demanded for the purpose of electing a chairman of the meeting or on a question of adjournment shall be taken forthwith and a poll demanded on any other question shall be taken in such manner and at such time and place at such meeting as the chairman of the meeting may direct and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

Where a vote is taken by poll, each person present and entitled to vote shall be furnished with a ballot paper on which such person shall record his vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialled or otherwise marked so as to identity the voter and the registered holder in the case of a proxy. At the conclusion of the poll, the ballot papers shall be examined and counted by a committee of not less than two Members or proxy holders appointed by the chairman for the purpose and the result of the poll shall be declared by the chairman.

Voting by Joint Holders of Shares

In the case of joint holders, the vote of the senior who tenders a vote (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

Instrument of Proxy

The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorized in writing, or, if the appointor is a corporation under the hand of an officer or attorney duly authorized in that behalf. A proxy need not be a Member of the Company.

The instrument of proxy shall be signed or, in the case of a transmission by electronic mail, electronically signed in a manner acceptable to the chairman, by the appointor or by the appointor’s attorney duly authorised in writing, or if the appointor is a corporation, either under its seal or signed or, in the case of a transmission by electronic mail, electronically signed in a manner acceptable to the chairman, by a duly authorised officer or attorney.

A member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf.

The decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.

Representation of Corporate Member

A corporation which is a Member may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting of the Members and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member, and that Member shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member,

Adjournment of General Meeting

The chairman of a general meeting may, with the consent of the Members at any general meeting at which a quorum is present, and shall if so directed by the meeting, adjourn the meeting. Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Member entitled to attend and vote thereat in accordance with these Articles and/or the Memorandum.

Written Resolutions

Anything which may be done by ordinary resolution of the Company in general meeting or by ordinary resolution of a meeting of any class of the Members may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Law, on behalf of, the holders of a majority of the shares of the class who at the date of the resolution would be entitled to attend the meeting and vote on the resolution, including all of the then outstanding Series A Preferred Shares.

A resolution in writing may be signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Law, on behalf of, the Members, or the Members of the relevant class thereof, in as many counterparts as may be necessary.

A resolution in writing made in accordance with this Article is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Article to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

A resolution in writing made in accordance with this Article shall constitute minutes for the purposes of the Law.

For the purposes of this Article, the date of the resolution is the date when the resolution is signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Law, on behalf of, the last Member to sign and any reference in any Article to the date of passing of a resolution is, in relation to a resolution made in accordance with this Article, a reference to such date.

Directors Attendance at General Meetings

The Directors of the Company shall be entitled to receive notice of, attend and be heard at any general meeting.

DIRECTORS AND OFFICERS

Election of Directors

There shall be no shareholding qualification for Directors.

Subject to the Memorandum, the Directors may from time to time appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors, subject to any upper limit on the number of Directors prescribed pursuant to this Article.

Subject to the Memorandum, the Company may from time to time by ordinary resolution appoint any person to be a Director.

Number of Directors

The Board shall consist of not less than one Director or such number in excess thereof as the Board may determine.

Term of Office of Directors

An appointment of a Director may be on terms that the Director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period; but no such term shall be implied in the absence of express provision.

Alternate Directors

A Director may at any time appoint any person (including another Director) to be his Alternate Director and may at any time terminate such appointment. An appointment and a termination of appointment shall be by notice in writing signed by the Director and deposited at the Registered Office or delivered at a meeting of the Directors.

The appointment of an Alternate Director shall determine on the happening of any event which, if he were a Director, would cause him to vacate such office or if his appointor ceases for any reason to be a Director.

An Alternate Director shall be entitled to receive notices of meetings of the Directors and shall be entitled to attend and vote as a Director at any such meeting at which his appointor is not personally present and generally at such meeting to perform all the functions of his appointor as a Director; and for the purposes1 of the proceedings at such meeting these Articles shall apply as if he (instead of his appointor) were a Director, save that he may not himself appoint an Alternate Director or a proxy.

If an Alternate Director is himself a Director or attends a meeting of the Directors as the Alternate Director of more than one Director, his voting rights shall be cumulative.

Unless the Directors determine otherwise, an Alternate Director may also represent his appointor at meetings of any committee of the Directors on which his appointor serves; and the provisions of this Article shall apply equally to such committee meetings as to meetings of the Directors.

If so authorised by an express provision in his notice of appointment, an Alternate Director may join in a written resolution of the Directors adopted pursuant to these Articles and his signature of such resolution shall be as effective as the signature of his appointor.

Save as provided in these Articles an Alternate Director shall not, as such, have any power to act as a Director or to represent his appointor and shall not be deemed to be a Director for the purposes of these Articles.

A Director who is not present at a meeting of the Directors, and whose Alternate Director (if any) is not present at the meeting, may be represented at the meeting by a proxy duly appointed, in which event the presence and vote of the proxy shall be deemed to be that of the Director. All the provisions of these Articles regulating the appointment of proxies by Members shall apply equally to the appointment of proxies by Directors.

Removal of Directors

Subject to the Memorandum and subject to any special rights conferred on the holder(s) of any existing shares or class of shares, the Company may from time to time by ordinary resolution remove any Director from office, whether or not appointing another in his stead.

Vacancy in the Office of Director

The office of Director shall be vacated if the Director:

is removed from office pursuant to these Articles;

dies or becomes bankrupt, or makes any arrangement or composition with his creditors generally;

is or becomes of unsound mind or an order for his detention is made under the Mental Health Law of the Cayman Islands or any analogous law of a jurisdiction outside the Cayman Islands, or dies; or

resigns his office by notice in writing to the Company.

Remuneration of Directors

The remuneration (if any) of the Directors shall, subject to any direction that may be given by the Company in general meeting, be determined by the Directors as they may from time to time determine and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from the meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally.

Defect in Appointment of Director

All acts done in good faith by the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

Directors to Manage Business

The business of the Company shall be managed and conducted by the Board. In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by the Law or by these Articles, required to be exercised by the Company in general meeting subject, nevertheless, to these Articles, the provisions of the Law and to such directions as may be prescribed by the Company in general meeting.

Powers of the Board of Directors

Without limiting the generality of Article 45 and subject to the Memorandum, the Board may:

appoint, suspend, or remove any manager, secretary, clerk, agent or employee of the Company and may fix- their remuneration and determine their duties;

exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party;

appoint one or more Directors to the office of managing director or chief executive officer of the Company, who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company;

appoint a person to act as manager of the Company’s day-to-day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business;

by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorised under the seal of the Company, execute any deed or instrument under such attorney’s person seal with the same effect as the affixation of the seal of the Company;

procure that the Company pays all expenses incurred in promoting and incorporating the Company;

delegate any of its powers (including the power to sub-delegate) to a committee of one or more persons appointed by the Board and every such committee shall conform to such directions as the Board shall impose on them. Subject to. any directions or regulations made by the Directors for this purpose, the meetings and proceedings of any such committee shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Board, including provisions for written resolutions;

delegate any of its powers (including the power to sub-delegate) to any person on such terms and in such manner as the Board sees fit;

present any petition and make any application in connection with the liquidation or reorganisation of the Company;

in connection with the issue of any share, pay such commission and brokerage as may be permitted by law; and

authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

Register of Directors and Officers

The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers in accordance with the Law and shall enter therein the following particulars with respect to each Director and Officer:

first name and surname; and

address.

The Board shall, within the period of thirty days from the occurrence of:

any change among its Directors and Officers; or

any change in the particulars contained in the Register of Directors and Officers,

cause to be entered on the Register of Directors and Officers -the particulars of such change and the date on which such change occurred, and shall notify the Registrar of Companies of any such change that takes place.

Officers

The Officers shall consist of a Secretary and such additional Officers as the Board may determine all of whom shall be deemed to be Officers for the purposes of these Articles.

Appointment of Officers

The Secretary (and additional Officers, if any) shall be appointed by the Board from time to time.

Duties of Officers

The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

Remuneration of Officers

The Officers shall receive such remuneration as the Board may determine.

Conflicts of Interest

Any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in any capacity for, be employed by or render services to the Company and such Director or such Director’s firm, partner or company shall be entitled to remuneration as if such Director were not a Director. Nothing herein contained shall authorise a Director or Director’s firm, partner or company to act as Auditor to the Company.

A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by law.

Notwithstanding a declaration being made pursuant to this Article, a Director may not vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may not be counted in the quorum for such meeting.

Indemnification and Exculpation of Directors and Officers

The Directors and Officers of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and every former director, officer and their respective heirs, executors, administrators, and personal representatives (each of which persons being referred to in this Article as an “indemnified party”) shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and no indemnified party shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of the said persons. Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company, PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer.

The Company may purchase and maintain insurance for the benefit of any Director or Officer of the Company against any liability incurred by him in his capacity as a Director or Officer of the Company or indemnifying such Director or Officer in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the Director or Officer may be guilty in relation to the Company or any subsidiary thereof.

MEETINGS OF THE BOARD OF DIRECTORS

Board Meetings

Unless otherwise determined by the vote of a majority of the Directors (including at least one (1) Series A Director) then in office, the Board shall meet at least quarterly in accordance with an agreed-upon schedule. Subject to the Memorandum. A resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.

Notice of Board Meetings

A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board. At least ten days’ notice of a meeting of the Board shall be given to each Director stating the date, place and time at which the meeting is to be held, and, as far as practicable, the business to be conducted at such meeting. Notice of a meeting shall be deemed to be duly communicated or sent to such Director by post, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible form at such Director’s last known address or any other address given by such Director to the Company for this purpose. Notice of a meeting of the Board may not be given to a Director verbally.

Participation in Meetings by Telephone

Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

Quorum at Board Meetings

The quorum necessary for the transaction of business at a meeting of the Board shall be three (3) Directors (including at least one (1) Series A Director), provided that if there is only one or two Directors for the time being in office the quorum shall be one or two, as applicable.

Board to Continue in the Event of Vacancy

The Board may act notwithstanding any vacancy in its number.

Chairman to Preside

Unless otherwise agreed by a majority of the Directors attending, the Chairman, if there be one, shall act as chairman at all meetings of the Board at which such person is present. In his absence a chairman shall be appointed or elected by the Directors present at the meeting.

Written Resolutions

Anything which may be done by resolution of the Directors may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or in the case of a Director that is a corporation whether or not a company within the meaning of the Law, on behalf of, all the Directors.

A resolution in writing may be signed by, or in the case of a Director that is a corporation whether or not a company within the meaning of the Law, on behalf of, all the Directors in as many counterparts as may be necessary.

A resolution in writing made in accordance with this Article is as valid as if it had been passed by the Directors in a directors’ meeting, and any reference in any Article to a meeting at which a resolution is passed or to Directors voting in favour of a resolution shall be construed accordingly.

A resolution in writing made in accordance with this Article shall constitute minutes for the purposes of the Law.

For the purposes of this Article, the date of the resolution is the date when the resolution is signed by, or in the case of a Director that is a corporation whether or not a company within the meaning of the Law, on behalf of, the last Director to sign (or Alternate Director to sign if so authorised under Article 40.6), and any reference in any Article to the date of passing of a resolution is, in relation to a resolution made in accordance with this Article, a reference to such date.

Validity of Prior Acts of the Board

No regulation or alteration to these Articles made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

CORPORATE RECORDS

Minutes

The Board shall cause minutes to be duly entered in books provided for the purpose:

of all elections and appointments of Officers;

of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

of all resolutions and proceedings of general meetings of the Members, meetings of the Board, meetings of managers and meetings of committees appointed by the Board.

Register of Mortgages and Charges

The Directors shall cause to be kept the Register of Mortgages and Charges required by the Law.

The Register of Mortgages and Charges shall be open to inspection in accordance with the Law, at the office of the Company on every business day in the Cayman Islands, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each such business day be allowed for inspection.

Form and Use of Seal

The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors in that behalf; and, until otherwise determined by the Directors, the Seal shall be affixed in the presence of a Director or the Secretary or an assistant secretary or some other person authorised for this purpose by the Directors or the committee of Directors.

Notwithstanding the foregoing, the Seal may without further authority be affixed by way of authentication to any document required to be filed with the Registrar of Companies in the Cayman Islands, and may be so affixed by any Director, Secretary or assistant secretary of the Company or any other person or institution having authority to file the document as aforesaid.

The Company may have one or more duplicate Seals, as permitted by the Law; and, if the Directors think fit, a duplicate Seal may bear on its face of the name of the country, territory, district or place where it is to be issued.

ACCOUNTS

Books of Account

The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

all sales and purchases of goods by the Company; and

all assets and liabilities of the Company.

Such records of account shall be kept and proper books of account shall not be deemed to be kept with respect to the matters aforesaid if there are not kept, at such place as the Board thinks fit, such books as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

No Member (not being a Director) shall have any right of inspecting any account or book or document of the Company.

Financial Year End

The financial year end of the Company shall be 31st December in each year but, subject to any direction of the Company in general meeting, the Board may from time to time prescribe some other period to be the financial year, provided that the Board may not without the sanction of an ordinary resolution prescribe or allow any financial year longer than eighteen months.

AUDITS

Audit

Nothing in these Articles shall be construed as making it obligatory to appoint Auditors.

Appointment of Auditors

The Company may in general meeting appoint Auditors to hold office for such period as the Members may determine.

Whenever there are no Auditors appointed as aforesaid the Directors may appoint Auditors to hold office for such period as the Directors may determine or earlier removal from office by the Company in general meeting.

The Auditor may be a Member but no Director, Officer or employee of the Company shall, during his continuance in office, be eligible to act as an Auditor of the Company.

Remuneration of Auditors

Unless fixed by the Company in general meeting the remuneration of the Auditor shall be as determined by the Directors.

Duties of Auditor

The Auditor shall make a report to the Members on the accounts examined by him and on every set of financial statements laid before the Company in general meeting, or circulated to Members, pursuant to this Article during the Auditor’s tenure of office.

Access to Records

The Auditor shall at all reasonable times have access to the Company’s books, accounts and vouchers and shall be entitled to require from the Company’s Directors and Officers such information and explanations as the Auditor thinks necessary for the performance of the Auditor’s duties and, if the Auditor fails to obtain all the information and explanations which, to the best of his knowledge and belief, are necessary for the purposes of their audit, he shall state that fact in his report to the Members.

The Auditor shall be entitled to attend any general meeting at which any financial statements which have been examined or reported on by him are to be laid before the Company and to make any statement or explanation he may desire with respect to the financial statements.

VOLUNTARY WINDING-UP AND DISSOLUTION

Winding-Up

The Company may be voluntarily wound-up by a special resolution of the Members.

If the Company shall be wound up the liquidator may, with the sanction of a special resolution, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or -any part of such assets in the trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

CHANGES TO CONSTITUTION

Changes to Articles

Subject to the Law and to the conditions contained in the Memorandum, the Company may, by special resolution, alter or add to its Articles.

Changes to the Memorandum of Association

Subject to the Law and to the conditions contained in the Memorandum, the Company may from time to time by special resolution alter its Memorandum of Association with respect to any objects, powers or other matters specified therein.

Discontinuance

The Board may exercise all the powers of the Company to transfer by way of continuation the Company to a named country or jurisdiction outside the Cayman Islands pursuant to the Law.